EXHIBIT 99.B5-17
                                 EXHIBIT (D)(18)

                   FORM OF SUB-ADVISORY AGREEMENT ON BEHALF OF

            WRL GOLDMAN SACHS SMALL CAP AND WRL GOLDMAN SACHS GROWTH
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                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                         WRL INVESTMENT MANAGEMENT, INC.

                                       AND

                      GOLDMAN SACHS ASSET MANAGEMENT, INC.

         This Agreement is entered into as of May 1, 1999 between WRL Investment Management, Inc. a Florida corporation (referred to herein as "WRL Management"), and Goldman Sachs Asset Management, a separate operating division of Goldman Sachs & Co., a limited liability partnership organized and existing under the laws of the State of New York (referred to herein as "Goldman Sachs").

         WHEREAS, WRL Management entered into a Management and Investment Advisory Agreement (referred to herein as the "Advisory Agreement"), dated as of January 1, 1997 with WRL Series Fund, Inc., a Maryland corporation (herein referred to as the "Fund") on behalf of WRL Goldman Sachs Growth and WRL Goldman Sachs Small Cap (each a "Portfolio," collectively, the "Portfolios"), under which WRL Management has agreed, among other things, to act as investment adviser to the Portfolios.

         WHEREAS, the Advisory Agreement provides that WRL Management may engage a Sub-Adviser to furnish investment information and advice to assist WRL Management in carrying out its responsibilities under the Advisory Agreement as investment adviser to the Portfolios.

         WHEREAS, it is the purpose of this Agreement to express the mutual agreements of the parties hereto with respect to the services to be provided by Goldman Sachs to WRL Management with respect to the Portfolios and the terms and conditions under which such services will be rendered.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. SERVICES OF GOLDMAN SACHS. Goldman Sachs shall act as investment sub-adviser to WRL Management with respect to the Portfolios. In this capacity, Goldman Sachs shall have the following responsibilities:

(A)      (a)  provide a continuous investment program for each Portfolio including advice as to the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolios may own or contemplate acquiring from time to time;

         (b) to cause its officers to attend meetings of WRL Management or the Fund and furnish oral or written reports, as WRL Management may reasonably require, in order to keep WRL Management and its officers and the Fund's Board and appropriate officers of the Fund fully informed as to the condition of the investment portfolio of each Portfolio, the investment recommendations of Goldman Sachs, and the investment considerations which have given rise to those recommendations;

         (c) to furnish such statistical and analytical information and reports as may reasonably be required by WRL Management from time to time; and

         (d) to supervise the purchase and sale of securities as directed by the appropriate officers of the Fund or of WRL Management.

(B) INVESTMENT SUB-ADVISORY SERVICES. Goldman Sachs shall act as the investment sub-adviser and shall supervise and direct the investments of the Portfolios in accordance with each Portfolio's investment objective, policies, and restrictions as provided in the Prospectus and Statement of Additional

         Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), and such other limitations as directed by the appropriate officers of WRL Management or the Fund by notice in writing to Goldman Sachs; provided that Goldman Sachs shall be entitled to rely on and comply with the Prospectus most recently furnished to Goldman Sachs by WRL Management. Goldman Sachs shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of each Portfolio in a manner consistent with the each Portfolio's investment objective, policies, and restrictions. In furtherance of this duty, Goldman Sachs, on behalf of the Portfolios, is authorized, in its discretion and without prior consultation with the Fund or WRL Management, to:

         (1) Buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets; and

         (2) Place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as Goldman Sachs may select.

         2. OBLIGATIONS OF WRL MANAGEMENT. WRL Management shall have the following obligations under this Agreement:

         (a) to keep Goldman Sachs continuously and fully informed as to the composition of each Portfolio's investment portfolio and the nature of each Portfolio's assets and liabilities from time to time;

         (b) to furnish Goldman Sachs with copies of each of the following documents and furnish to Goldman Sachs at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available;

              (1) The Articles of Incorporation of the Fund, as filed with the State of Maryland, as in effect on the date hereof and as amended from time to time ("Articles");

              (2) The By-Laws of the Fund as in effect on the date hereof and as amended from time to time ("By-Laws");

              (3) Certified resolutions of the Fund's Board authorizing the appointment of WRL Management and Goldman Sachs and approving the form of the Advisory Agreement and this Agreement;

              (4) The Fund's Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the Securities and Exchange Commission ("SEC") relating to the Portfolios and their shares and all amendments thereto ("Registration Statement");

              (5) The Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto;

              (6) The Fund's Prospectus (as defined above); and

              (7) A certified copy of any publicly available financial statement or report prepared for the Fund by certified or independent public accountants, and copies of any financial statements or reports made by the Fund to its shareholders or to any government body or securities exchange.


         (c) to furnish Goldman Sachs with any further materials or information which Goldman Sachs may reasonably request to enable it to perform its functions under this Agreement;
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(d)           to compensate Goldman Sachs for its services under this Agreement by the payment of a monthly fee equal to the amounts specified in Schedule A of this Agreement. In the event that this Agreement shall be effective for only part of a period to which any such fee received by WRL Management is attributable, then an appropriate pro-ration of the fee that would have been payable hereunder if this Agreement had remained in effect until the end of such period shall be made, based on the number of calendar days in such period and the number of calendar days during the period in which this Agreement was in effect. The fees payable to Goldman Sachs hereunder shall be payable upon receipt by WRL Management from the Portfolios of fees payable to WRL Management under Section 6 of the Advisory Agreement;


3.       BROKERAGE.

A. Goldman Sachs agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt to obtain quality execution at favorable security prices (best price and execution); provided that, on behalf of the Portfolios, Goldman Sachs may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if Goldman Sachs determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of Goldman Sachs with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). In no instance will portfolio securities be purchased from or sold to Goldman Sachs, or any affiliated person thereof, except in accordance with the federal securities laws and the rule and regulations thereunder.

B. On occasions when Goldman Sachs deems the purchase or sale of a security to be in the best interest of a Portfolio as well as other clients of Goldman Sachs, Goldman Sachs, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Goldman Sachs in the manner Goldman Sachs considers to be most equitable and consistent with its fiduciary obligations to each Portfolio and to its other clients.

C. In addition to the foregoing, Goldman Sachs agrees that orders with broker-dealers for the purchase or sale of portfolio securities by each Portfolio shall be placed in accordance with the standards set forth in the Advisory Agreement, subject to compliance with applicable laws and procedures adopted by the Directors of the Fund.

D. Subject to procedures adopted by the Board of the Fund, Goldman Sachs is authorized to place orders on behalf of each Portfolio through the Goldman Sachs or any affiliate thereof if Goldman Sachs or its affiliate is registered as a broker or dealer with the SEC or as a FCM with the Commodities Futures Trading Commission ("CFTC"), or to any of its affiliates that are brokers or dealers or FCBs or such other entities which provide similar services in foreign countries. Such allocation shall be in such amounts and proportions as Goldman Sachs shall determine consistent with the above standards, and, upon, request, Goldman Sachs will report on said allocation to WRL Management and the Fund's Board, indicating the brokers, dealers or FCBs to which such allocations have been made and the basis therefor.

         4. TREATMENT OF INVESTMENT ADVICE. WRL Management may direct Goldman Sachs to furnish its investment information, advice and recommendations directly to officers of the Fund.

         5. PURCHASES BY AFFILIATES. Neither Goldman Sachs nor any of its officers or Directors shall take a long or short position in the securities issued by the Portfolios. This prohibition, however, shall not prevent
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the purchase from the Portfolios of shares issued by the Portfolios on behalf of the Portfolios by the officers and Directors of Goldman Sachs (or deferred benefit plans established for their benefit) at the current price available to the public, or at such price with reductions in sales charge as may be permitted in the Fund's current prospectus in accordance with Section 22(d) of the Investment Company Act of 1940, as amended (the "1940 Act").

6. SERVICES TO OTHER CLIENTS. Nothing contained in this Agreement shall limit or restrict (i) the freedom of Goldman Sachs, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of Goldman Sachs, who may also be a trustee, officer, or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

7. SUB-ADVISER'S USE OF THE SERVICES OF OTHERS. Goldman Sachs may (at its cost except as contemplated by paragraph __ of this Agreement) employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as Goldman Sachs may deem necessary, appropriate, or convenient for discharge of its obligations hereunder or otherwise helpful to the Portfolios, as appropriate, or in the discharge of Goldman Sachs overall responsibilities with respect to the other accounts that it serves as investment manager or counselor, provided that Goldman Sachs shall at all times retain responsibility for making investment recommendations with respect to the Portfolios.

8. LIMITATION OF LIABILITY OF THE SUB-ADVISER. Neither Goldman Sachs nor any of its officers, directors, or employees, nor any person performing executive, administrative, trading, or other functions for Goldman Sachs, the Portfolios (at the direction or request of Goldman Sachs) or the Sub-Adviser in connection with Goldman Sachs' discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Company or Portfolios or any error of facts or mistake of law contained in any report or date provided by Goldman Sachs, except for any error, mistake or loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties on behalf of the Portfolios or from reckless disregard by Goldman Sachs or any such person of the duties of Goldman Sachs pursuant to this Agreement.

9.       REPRESENTATIONS.

         Each party hereto represents, warrants, and agrees as follows:

A. WRL Management and Goldman Sachs each: (i) is registered as an investment adviser under the Advisers Act and any applicable state laws and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the other party of the occurrence of any event that would disqualify such other party from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise.

B. Goldman Sachs has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Investment Adviser and the Fund's Board with a copy of such code of ethics, together with evidence of its adoption.

C. Goldman Sachs has provided WRL Management and the Fund's Board with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to WRL Management.

10.      TERM OF AGREEMENT.

         This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the a Portfolio's outstanding voting securities. Unless sooner terminated as provided herein, this Agreement shall continue in effect for an initial term ending April 30, 2001. Thereafter, this Agreement shall continue in effect from year to year, with respect to each Portfolio, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board, or by vote of a majority of the outstanding voting securities of each Portfolio; and (b) in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Fund's Directors who are not parties to this Agreement or interested persons of any such party. Goldman Sachs shall furnish to the Fund's Board, promptly upon its request such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

11.      TERMINATION OF AGREEMENT.

         Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of each Portfolio on at least 60 days' prior written notice to Goldman Sachs. This Agreement may also be terminated by WRL Management: (i) on at least 60 days' prior written notice to Goldman Sachs, without the payment of any penalty; (ii) if Goldman Sachs becomes unable to discharge its duties and obligations under this Agreement or (iii) per the terms of an exemptive order - Release No. 23379 dated August 5, 1998 - granted under section 6(c ) of the 1940 Act granting an exemption from Section 15(a) of the 1940 Act and Rule 18f-2 under the Act. Goldman Sachs may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days' prior notice to WRL Management. Subject to the terms of any exemptive order obtained by the Fund, this Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

12.      AMENDMENT OF AGREEMENT.

         No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved by vote or a majority of each Portfolio's outstanding voting securities and a vote of a majority of those Directors of the Fund who are no parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, unless otherwise permitted in accordance with the 1940 Act, or as modified per exemptive relief granted from Section 15(a) of the Act and Rule 18f-2 under the Act to the Fund and WRL Management - Release No. 23379.

13.      MISCELLANEOUS.

              A. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

              B. CAPTIONS. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

              C. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

              D. INTERPRETATION. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Articles or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.

              E. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell," and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order, unless WRL Management and Goldman Sachs agree to the contrary.

              F. GOLDMAN SACHS NAME: WRL Series Fund may use any name including or derived from the name "Goldman Sachs" in connection with a fund only for so long as this Agreement, or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall be succeeded to your business as investment adviser or distributor. Upon termination of this Agreement, WRL Series Fund (to the extent that it lawfully can) will cause the portfolio to cease to use such a name or any other name indicating that it is advised by or otherwise connected with you or any organization which shall have so succeeded to your business.

14.      COMPLIANCE WITH LAWS.

(a) In all matters relating to the performance of this Agreement, Goldman Sachs will act in conformity with the Fund's Articles, Bylaws, and current Prospectus and with the instructions and direction of WRL Management and the Fund's Board.

(b) Goldman Sachs shall conform with (1) the 1940 Act and all rules and regulations thereunder, and releases and interpretations thereto (including any no-action letters and exemptive orders which have been granted by the SEC to the Portfolios, WRL Management and/or Goldman Sachs and (2) with all other applicable federal and state laws and regulations pertaining to management of investment companies.

(c) WRL Management shall perform quarterly and annual tax compliance tests to ensure that each Portfolio is in compliance with Subchapter M of the Internal Revenue Code ("IRC") and Section B17(h) of the Internal Revenue Code and regulations thereunder. In connection with such compliance tests, WRL Management shall prepare and provide reports to Goldman Sachs within 10 business days of a calendar quarter end relating to the diversification of each Portfolio, Goldman Sachs shall review such reports for purposes of determining compliance with such diversification requirements. If it is determined that a Portfolio is not in compliance with the requirements noted above, Goldman Sachs, in consultation with WRL Management, will take prompt action to bring the Portfolio back into compliance within the time permitted under the IRC.

         15. ASSIGNMENT. This Agreement shall terminate automatically in the event of any assignment (as that term is defined in Section 2(a)(4) of the 1940
Act) of this Agreement.

         16. REFERENCE TO SUB-ADVISER. Neither WRL Management nor the Fund will publish or distribute any information, including but not limited to registration statements, advertising or promotional material, regarding the provision of investment advisory services by Goldman Sachs pursuant to this Agreement, or use in advertising, publicity or otherwise the name of Goldman Sachs or any of its affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of Goldman Sachs or its affiliates, without the prior written consent of Goldman Sachs. Notwithstanding the foregoing, WRL Management may distribute information regarding the provision of investment advisory services by Goldman Sachs to the Fund's Board of Directors ("Board Materials") without the prior written consent of Goldman Sachs. WRL Management will provide copies of the Board Materials to Goldman Sachs within a reasonable time following distribution to the Fund's Board.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATTEST:                                     GOLDMAN SACHS ASSET MANAGEMENT,

                                            A separate Operating Division of
                                            Goldman, Sachs & Co.
                                            By:______________________________
Secretary                                   Title:

ATTEST:                                     WRL INVESTMENT MANAGEMENT, INC.

                                            By:______________________________
Assistant Secretary                         John R. Kenney
                                            Chairman, Director & President

Sub-Advisory Agreement

                                   SCHEDULE A

                                SUB-ADVISORY FEE


------------------------------------------ --------------------------------------- --------------------------
                  FUND                      ANNUAL PERCENTAGE OF MONTHLY AVERAGE       TERMINATION DATE
                                                      DAILY NET ASSETS
------------------------------------------ --------------------------------------- --------------------------
        WRL GOLDMAN SACHS GROWTH           0.50% of the first $50 million of the        April 30, 2001
                                           Portfolio's average daily net assets;
                                            0.45% of $50-$100 million in assets;
                                            and 0.40% in excess of $100 million
                                                    (from first dollar)*
------------------------------------------ --------------------------------------- --------------------------
       WRL GOLDMAN SACHS SMALL CAP         0.50% of the Fund's average daily net        April 30, 2001
                                                           assets
------------------------------------------ --------------------------------------- --------------------------

* The fees payable for this portfolio will be based upon the average daily net assets, on a combined basis, for both the WRL Goldman Sachs Growth portfolio and the IDEX Goldman Sachs Growth fund.